UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 28, 2006

(Date of earliest event reported)

Grande Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware		74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2006, Grande Communications Networks, Inc. (“Networks”), a wholly-owned subsidiary of Grande Communications Holdings, Inc. (the “Company”), and W.K.L. “Scott” Ferguson, Jr. entered into an Employment Agreement (the “Ferguson Agreement”). Under the terms of the Ferguson Agreement, Mr. Ferguson’s employment is at will. Networks will pay Mr. Ferguson an annual salary of approximately $204,000 and an incentive bonus each fiscal year equal to 50% of his annual salary if annual performance goals adopted by both Mr. Ferguson and the Chief Executive Officer are met. If only certain or a portion of the annual goals are met during a fiscal year, Mr. Ferguson may earn a bonus in an amount determined by the Chief Executive Officer and approved by Networks’ Board of Directors (the “Networks Board”). Additional bonuses may be awarded to Mr. Ferguson based on achievement of Networks’ company objectives with such bonuses being at the sole discretion of the Networks Board. The Ferguson Agreement also provides that if Mr. Ferguson’s employment is terminated by Networks without cause (as defined in the agreement) or by Mr. Ferguson for good reason (as defined in the agreement), Mr. Ferguson is entitled to severance pay equal to his bi-weekly salary multiplied by 26, which would be paid during the year following such termination.

On June 28, 2006, Networks and Michael Wilfley entered into an Employment Agreement (the “Wilfley Agreement”). Under the terms of the Wilfley Agreement, Mr. Wilfley’s employment is at will. Networks will pay Mr. Wilfley an annual salary of approximately $230,000 and an incentive bonus each fiscal year equal to 50% of his annual salary if annual performance goals adopted by both Mr. Wilfley and the Chief Executive Officer are met. If only certain or a portion of the annual goals are met during a fiscal year, Mr. Wilfley may earn a bonus in an amount determined by the Chief Executive Officer and approved by the Networks Board. Additional bonuses may be awarded to Mr. Wilfley based on achievement of Networks’ company objectives with such bonuses being at the sole discretion of the Networks Board. The Wilfley Agreement also provides that if Mr. Wilfley’s employment is terminated by Networks without cause (as defined in the agreement) or by Mr. Wilfley for good reason (as defined in the agreement), Mr. Wilfley is entitled to severance pay equal to his bi-weekly salary multiplied by 26, which would be paid during the year following such termination.

On June 28, 2006, the Company’s Board of Directors approved an Amended and Restated 2000 Stock Incentive Plan (the “Amended Plan”) pursuant to which the following amendments to the original 2000 Stock Incentive Plan were made: (1) an increase in the number of shares of common stock available for issuance to the lesser of (a) 10% of all of the shares of capital stock on a fully diluted basis or (b) 82,000,000 shares of common stock, (2) in addition to such shares of common stock, 30,000,000 shares of Series H Preferred Stock will be available for issuance under the Amended Plan, (3) 30,000,000 shares of Series H Preferred Stock and 12,000,000 shares of common stock are designated as “executive compensation shares”, (4) the imposition of a “lock-up” on shares acquired by exercise of options for up to 180 days following any underwritten public offering by the Company of its equity securities, (5) payment of the exercise price upon exercise of an option may no longer be made with a promissory note, (6) permit “cashless” exercises by grantees, even if the Company’s stock is not publicly traded, (7) termination of the Company’s right of first refusal in respect of shares acquired upon exercise in the event that shares of stock subject to an option are publicly traded in an established securities market, (8) following termination of a grantee’s service for any reason, the Company shall have the right to purchase all of those shares of stock subject to an option that the grantee has or will acquire under the option, which such right of repurchase shall terminate in the event that shares of stock subject to an option are publicly traded in an established securities market, (9) the addition of a noncompetition provision whereby if a grantee takes actions in competition with the Company, the Company may cause such holder to forfeit any outstanding options he or she holds and forfeit any gain recognized by such holder upon the exercise of options for the period commencing one year before and ending one year after termination of such holder’s service with the Company due to actions taken in competition with the Company, (10) the definition of “change of control” was revised, (11) certain other amendments were made to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and (12) certain other amendments were made. The Company intends to submit the Amended Plan to its stockholders for approval on or before June 28, 2007. The Company’s Board of Directors did not condition the effectiveness of the Amended Plan on stockholder approval. Thus, if the Company’s stockholders fail to approve the Amended Plan, the Amended Plan would remain effective by virtue of the approval of the Company’s Board of Directors, but the incentive stock options granted with respect to the additional shares made available under the Amended Plan would become nonqualified stock options.

In connection with the approval of the Amended Plan, the Company’s Board of Directors approved the following new forms of stock option agreements: (1) incentive stock option agreement (common stock - regular), (2) incentive stock option agreement (common stock - executive compensation shares), (3) incentive stock option agreement (Series H preferred stock), (4) nonqualified stock option agreement (common stock - regular), (5) nonqualified stock option agreement (common stock - executive compensation shares), and (6) nonqualified stock option agreement (Series H preferred stock).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as a part of this report:

Exhibit No.	Description
10.1	Employment Agreement, entered into as of June 28, 2006, by and between the Company and W.K.L. “Scott” Ferguson, Jr.

10.2	Employment Agreement, entered into as of June 28, 2006, by and between the Company and Michael Wilfley.

10.3	Amended and Restated 2000 Stock Incentive Plan.

10.4	Form of Incentive Stock Option Agreement (Common Stock - Regular)

10.5	Form of Incentive Stock Option Agreement (Common Stock - Executive Compensation Shares)

10.6	Form of Incentive Stock Option Agreement (Series H Preferred Stock)

10.7	Form of Nonqualified Stock Option Agreement (Common Stock - Regular)

10.8	Form of Nonqualified Stock Option Agreement (Common Stock - Executive Compensation Shares)

10.9	Form of Nonqualified Stock Option Agreement (Series H Preferred Stock)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: July 5, 2006	By:	/s/ Michael L. Wilfley
Michael L. Wilfley
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Name of Exhibit
10.1	Employment Agreement, entered into as of June 28, 2006, by and between the Company and W.K.L. “Scott” Ferguson, Jr.

10.2	Employment Agreement, entered into as of June 28, 2006, by and between the Company and Michael Wilfley.

10.3	Amended and Restated 2000 Stock Incentive Plan.

10.4	Form of Incentive Stock Option Agreement (Common Stock - Regular)

10.5	Form of Incentive Stock Option Agreement (Common Stock - Executive Compensation Shares)

10.6	Form of Incentive Stock Option Agreement (Series H Preferred Stock)

10.7	Form of Nonqualified Stock Option Agreement (Common Stock - Regular)

10.8	Form of Nonqualified Stock Option Agreement (Common Stock - Executive Compensation Shares)

10.9	Form of Nonqualified Stock Option Agreement (Series H Preferred Stock)